UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FRONT YARD RESIDENTIAL CORPORATION
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FRONT YARD RESIDENTIAL COMMENTS ON ISS’ FLAWED ANALYSIS

Notes that ISS Ignores Strong Recent Performance Showing Front Yard is on the Right Path and Snow Park’s Significant Conflicts of Interest

Urges Stockholders to Vote FOR ALL of Front Yard’s Director Nominees Rochelle R. Dobbs, George G. Ellison, Michael A. Eruzione, Leslie B. Fox, Wade J. Henderson, George Whitfield (“Whit”) McDowell, and David B. Reiner on the WHITE Proxy Card

CHRISTIANSTED, U.S. Virgin Islands - May 13, 2019 - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today issued the following statement in response to a report issued by Institutional Shareholder Services, Inc. (“ISS”) in connection with the election of directors to Front Yard’s Board at the Company’s 2019 Annual Meeting of Stockholders on May 23, 2019.

Front Yard urges stockholders to protect their investment by voting the WHITE proxy card “FOR ALL” of its highly qualified director nominees: Rochelle R. Dobbs, George G. Ellison, Michael A. Eruzione, Leslie B. Fox, Wade J. Henderson, George Whitfield (“Whit”) McDowell, and David B. Reiner.

George Ellison, Chief Executive Officer of Front Yard, commented: “It is unfortunate that ISS has failed to recognize the great strides Front Yard has taken in recent years to reposition its portfolio, capture the significant upside that exists in the growing single-family rental (SFR) market and execute on its core strategic initiatives that will drive value for stockholders over the long-term. While total shareholder return (TSR) is an important metric, in our case, it simply does not tell the whole story and should not be the sole determining factor on how to judge Front Yard’s performance. Importantly, Front Yard’s stock price is up approximately 10% since May 8, 2019, the day the Company announced its amended and restated asset management agreement with its external manager, which was designed to build long-term stockholder value and has been well received by our stockholders and the analysts that understand our business best. Accordingly, we believe ISS’ analysis is deeply flawed and does Front Yard’s stockholders a disservice as we believe that the addition of Snow Park’s nominees to the Front Yard Board could result in significant disruption to the Company’s ongoing successful transformation.

“Stockholders should recognize that a vote on the Blue proxy card is a vote to replace highly-qualified, experienced directors with unqualified, unknown and unvetted nominees who would not bring any new skills to the Board. In fact, the nominees put forth by Snow Park have little to no experience in the ownership and management of SFR homes and possess repetitive, finance-related backgrounds in business lines that Front Yard transitioned away from years ago. Snow Park itself is a highly-conflicted hedge fund that has a substantial short interest in Front Yard’s shares, giving it a net long position well under 0.5%. This means Snow Park has minimal economic exposure to the Company or alignment with its stockholders. Furthermore, Snow Park owns 5.0% of AAMC, which it has acknowledged could result in additional conflicts of interest. The generic ideas put forth by Snow Park are fundamentally at odds with Front Yard’s growth strategy, and the election of its nominees would be a step in the wrong direction. Moreover, the election of any of Snow Park’s nominees would remove highly valuable and critical institutional knowledge and expertise from our boardroom and put your investment at risk. Accordingly, we are confident that Front Yard has the right Board and strategy in place to continue driving long-term stockholder value.”

Front Yard stockholders are reminded that their vote is extremely important, no matter how many shares they own. The Front Yard Board unanimously urges stockholders to protect the value of their investment by using the WHITE proxy card to vote “FOR ALL” of Front Yard’s director nominees. The Front Yard Board advises all stockholders to simply discard any Blue proxy card received from Snow Park. Instead, to follow the Board’s recommendation, stockholders should use the WHITE proxy card to vote “FOR ALL” seven of Front Yard’s director nominees.

PROTECT YOUR INVESTMENT!

PLEASE VOTE TODAY ON THE WHITE PROXY CARD!

If you have questions or need assistance in voting your shares on the WHITE proxy card, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders may call toll-free at 1 (888) 750-5834
Banks and Brokers may call collect at 1 (212) 750-5833

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, industry and market conditions and the future composition of the Company’s Board. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to acquire SFR assets for our portfolio, including difficulties in identifying assets to acquire; the impact of changes to the supply of, value of and the returns on SFR assets; our ability to successfully integrate newly acquired properties into our portfolio of SFR properties; our ability to successfully operate our internal property manager and perform property management services for our SFR assets at the standard and/or the cost that we anticipate; our ability to transition property management for the SFR properties currently managed by third party property managers to our internal property management platform; our ability to predict our costs; our ability to effectively compete with our competitors; our ability to apply the proceeds from financing activities or non-rental real estate owned asset sales to target SFR assets in a timely manner; our ability to sell non-rental real estate owned properties on favorable terms and on a timely basis or at all; the failure to identify unforeseen expenses or material liabilities associated with asset acquisitions through the due diligence process prior to such acquisitions; changes in the market value of our SFR properties and real estate owned; changes in interest rates; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to maintain adequate liquidity; our ability to retain our engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to maintain our qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in our current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the ownership of the Company’s directors and executive officers in the Company’s stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CONTACTS

Investors:
Robin N. Lowe
Chief Financial Officer
(345) 815-9919
Robin.Lowe@AltisourceAMC.com

Media:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co.
(212) 257-4170
FrontYard@gasthalter.com